Exhibit 99.1

FOR IMMEDIATE RELEASE NYSE American – REI

RING ENERGY ANNOUNCES REAFFIRMATION OF BORROWING BASE UNDER ITS CREDIT FACILITY

The Woodlands, TX – December 16, 2025 – Ring Energy, Inc. (NYSE American: REI) (“Ring” or the “Company”) today announced that the borrowing base was reaffirmed at $585 million under its $1.0 billion senior revolving credit facility (the “Credit Facility”).

KEY HIGHLIGHTS

•Reaffirmation of the Credit Facility borrowing base at $585 million;

•No changes to the terms under the Credit Facility, with next regularly scheduled bank redetermination for the Company to occur during the spring of 2026.

Paul D. McKinney, Chairman of the Board and Chief Executive Officer, commented, “We are grateful for the partnership with our banking syndicate, the reaffirmation of our $585 million borrowing base, and their confidence in our management team and assets. As we look to 2026, our primary focus will remain on strengthening our balance sheet, managing costs, and maintaining our production levels. We believe that pursuing our value focused proven strategy will not only allow us to weather this price cycle, but it will also better prepare Ring Energy to create value for our stockholders through future growth.”

About Ring Energy, Inc.
Ring Energy, Inc. is an oil and gas exploration, development, and production company with current operations focused on the development of its Permian Basin assets. For additional information, please visit www.ringenergy.com.

Safe Harbor Statement

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements involve a wide variety of risks and uncertainties, and include, without limitation, statements with respect to the Company’s strategy and prospects, the Company’s efforts to manage commodity price volatility, and other areas of focus. Forward-looking statements are based on current expectations and subject to numerous assumptions and analyses made by Ring and its management considering their experience and perception of historical trends, current conditions and expected future developments, as well as other factors appropriate under the circumstances. However, whether actual results and developments will conform to expectations is subject to a number of material risks and uncertainties. Such statements are subject to certain risks and uncertainties which are disclosed in the Company’s reports filed with the Securities and Exchange Commission (“SEC”), including its Form 10-K for the fiscal year ended December 31, 2024, and its other SEC filings. Ring undertakes no obligation to revise or update publicly any forward-looking statements, except as required by law.

Contact Information
Al Petrie Advisors
Al Petrie, Senior Partner
Phone: 281-975-2146
Email: apetrie@ringenergy.com
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